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                                                                STREICH LANG
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       Phoenix Office                                 A Professional Association
      Renaissance One                                           Attorneys
     Two North Central
 Phoenix, Arizona 85004-2391
        602 229-5200
     Fax: 602 229-5690


April 11, 1996

Writer's Direct Line:                                          (602) 229-5509


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE: Zila, Inc.

Ladies and Gentlemen:


     This firm is counsel for Zila, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation and Bylaws of the Company. We have also acted as counsel for the Company with respect to certain matters in connection with the preparation of Amendment No. 3 to Registration Statement No. 333-00645 on Form S-3 registering 554,655 shares of Common Stock, $.001 par value (the "Shares") under the Securities Act of 1933. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth below.

     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the Sate of Delaware.

     2. The Shares, when issued, will be duly and validly issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and sale in such states.

                                          Very truly yours,

                                          /s/  Kevin J. Tourek

                                          Kevin J. Tourek
                                          FOR THE FIRM

                                  EXHIBIT 5-A